                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


FILED BY THE REGISTRANT  [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [ ]

CHECK THE APPROPRIATE BOX:

[ ] Preliminary Proxy Statement

[ ] Confidential, for use of the Commission only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                                M.S.B. FUND, INC.

                                   ----------

                (Name of Registrant as Specified In Its Charter)

                                   ----------

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)    Title of each class of securities to which transaction applies:

2)    Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)    Proposed maximum aggregate value of transaction:

5)    Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount Previously Paid:

2)    Form, Schedule or Registration Statement No.:

3)    Filing Party:

4)    Date Filed:

[M.S.B. FUND, INC. LOGO]

200 PARK AVENUE, 45TH FLOOR
NEW YORK, NEW YORK 10166
                            NOTICE OF ANNUAL MEETING
                           OF STOCKHOLDERS TO BE HELD
                                 APRIL 18, 2002
                   ------------------------------------------

To the Stockholders of M.S.B. FUND, INC.:

     The Annual Meeting of Stockholders of M.S.B. FUND, INC. (the "Fund") will be held at The Sky Club, 56th Floor, 200 Park Avenue, New York, New York, on Thursday, April 18, 2002, at 1:15 P.M. for the following purposes:

     - to elect three directors (Proposal 1);

     - to consider and vote upon a proposal to amend the fundamental investment policies of the Fund to permit the Fund to invest in money market mutual funds (Proposal 2);

     - to consider and vote upon a proposal to ratify the selection of the firm of Arthur Andersen LLP as independent auditors of the Fund for the fiscal year ending December 31, 2002 (Proposal 3); and

     - to transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on February 21, 2002, will be entitled to vote at the meeting and any adjournment thereof.

     STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE. If you attend the meeting and wish to vote in person, your proxy will not be used.

                                               By Order of the Board of
                                               Directors

                                               /s/ Edward E. Sammons, Jr.
                                               Edward E. Sammons, Jr.
                                               Secretary

March 8, 2002

                               M.S.B. FUND, INC.

                          200 PARK AVENUE, 45TH FLOOR

                            NEW YORK, NEW YORK 10166

                               ------------------

                                PROXY STATEMENT
                                      FOR

            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 18, 2002

                               ------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of M.S.B. Fund, Inc. (the "Fund") to be voted at the Annual Meeting of Stockholders of the Fund to be held at The Sky Club, 56th Floor, 200 Park Avenue, New York, New York, on April 18, 2002, at 1:15 P.M. and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying notice of meeting and proxy card are being mailed to stockholders for the first time on or about March 8, 2002.

     You can ensure that your shares are properly voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. You may revoke your proxy at any time prior to the time your shares actually are voted by (i) filing a written notice of revocation with the Secretary of the Fund, (ii) presenting another proxy with a later date or (iii) notifying the inspectors of election at the Annual Meeting of the revocation. Unless so revoked, the shares represented by a properly executed proxy will be voted at the meeting and at any adjournment thereof in accordance with the instructions indicated on that proxy. If no such instructions are specified, the proxy will be voted "FOR" the election of each nominee named in Proposal 1 and "FOR" Proposals 2 and 3 described in this Proxy Statement. If any nominee for the office of director becomes unable to act as a director, the persons named in the proxy will vote for the election of such other person as the Board of Directors of the Fund may recommend.

     Stockholders of record at the close of business on February 21, 2002, will be entitled to vote at the meeting and any adjournment thereof. The Fund had outstanding 3,124,671 voting shares on such date. Each share held by a stockholder is entitled to one vote. If a stockholder abstains from voting as to any matter (or withholds authority to vote for any or all directors), then the shares held by such stockholder will be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. Broker non-votes (i.e. proxies sent in by brokers and other nominees that cannot be voted on a proposal because instructions have not been received from the beneficial owners) will be treated in the same manner as abstentions. A plurality of the votes cast at the Annual Meeting is required to elect a director. Approval of Proposal 2 will require the affirmative vote of the majority of the outstanding voting securities of the Fund. The term "majority of the outstanding voting securities" means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding voting securities of the Fund are present in person or represented by proxy or (2) more than 50% of the outstanding voting securities of the Fund. Approval of Proposal 3 will require the affirmative vote of a majority of the votes cast at the Annual Meeting.

     The Board of Directors of the Fund knows of no business other than that mentioned in the Notice of the Meeting which will be presented for consideration at the Annual Meeting. If any other matter is properly presented, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their best judgment to the extent stockholders have granted this authority by marking the appropriate box on the proxy card.

     A majority of the shares of the Fund outstanding on the record date, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. No business can be conducted at the Annual Meeting unless a quorum is present. If a quorum is not present or if sufficient votes in favor of any proposal are not received by the time of the Annual Meeting, the meeting may be adjourned to permit the gathering of additional proxies. Any such adjournment of the Annual Meeting will require the affirmative vote of a majority of the shares present in person or represented by proxy at the session of the Annual Meeting to be adjourned. Adjournment of the meeting will not require any further notice to stockholders other than announcement at the meeting of the time and place at which the meeting will be resumed. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of all proposals, including all nominees in Proposal 1. They will vote against any such adjournment those proxies which have withheld authority to vote for any nominees in Proposal 1 and those proxies which are required to be voted against or to abstain from voting on any other proposal.

     The solicitation of proxies will be primarily by mail. Supplementary solicitation may be made by mail, telephone, facsimile transmission or oral communication by officers of the Fund or employees of Shay Financial Services, Inc., the Fund's distributor. It is expected that the cost of such supplementary solicitation, if any, will be nominal. The Fund will bear the cost of this solicitation.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, DATE AND SIGN YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used.

                   MATTERS TO COME BEFORE THE ANNUAL MEETING

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Fund consists of nine directors. At the Annual Meeting, three directors will be elected to serve for complete terms of three years, each expiring in 2005. Six directors (Messrs. Dempsey, Freer, Holland, Mancino, McKenna and Shay) will continue to serve in accordance with the terms for which they were previously elected. All directors shall serve until their respective successors shall have been elected and qualified.

     The by-laws of the Fund provide that the Board of Directors shall be divided into three classes, which shall be as nearly equal in number as possible. Directors of each class serve for terms of three years with the terms of the respective classes expiring at successive annual meetings of the Fund. As a result of this arrangement, only the directors in a single class may be changed in any one year, and it would require two years to change a majority of the Board of Directors. Directors elected to fill a vacancy on the Board of Directors will serve until the expiration of the remaining term of the directors of the applicable class.

     Proxies will be voted for the election of each of the nominees unless instructions are given on the proxy card to withhold authority to vote for one or more of the nominees. All of the nominees have agreed to serve as directors of the Fund.

             THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES FOR ELECTION AS DIRECTOR LISTED BELOW.

     The name, age (as of the date of the Annual Meeting), principal occupations for the past five years and other business experience of each director and nominee for election as a director and the terms for which they have been nominated are set forth below.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2005

Nominees Who Are Not Interested Persons of the Fund

     The following nominee is not an "interested person" of the Fund as defined in the Investment Company Act of 1940, as amended.

+HARRY P. DOHERTY, age 59
     Chairman and Chief Executive Officer
     SI Bank & Trust
     15 Beach Street
     Staten Island, NY 10304

Mr. Doherty first became a director in 1996. Mr. Doherty serves as Chairman and Chief Executive Officer and as a director of Staten Island Bancorp, Inc. and has been Chairman and Chief Executive Officer of its principal subsidiary, SI Bank & Trust, since 1990. Mr. Doherty also serves as a director and as President of Institutional Investors Capital Appreciation Fund, Inc., which is an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management, Inc. acts as investment adviser. As a result of Mr. Doherty's positions with the Fund and with Institutional Investors Capital Appreciation Fund, Mr. Doherty oversees two portfolios in the fund complex that includes the Fund. Mr. Doherty also serves as a director of America's Community Bankers, which until December 7, 1997, owned through subsidiaries a 50% interest in Shay Assets Management Co. and Shay Financial Services Co. which served as the Fund's investment adviser and distributor from May 1995 to December 7, 1997. Mr. Doherty also is a director of the Community Bankers Association of New York State.

---------------

 + America's Community Bankers, of which Mr. Doherty is a director, receives certain royalty and other payments from affiliates of the Fund's Investment Adviser. See "Certain Other Affiliations and Business Relationships."

Nominees Who Are Interested Persons of the Fund

     The following nominees are "interested persons" of the Fund as defined in the Investment Company Act of 1940, as amended.

*JOSEPH R. FICALORA, age 55
     Chairman, President and Chief Executive Officer
     Queens County Bancorp, Inc.
     615 Merrick Avenue
     Westbury, NY 11590

Mr. Ficalora first became a director in 1996 and has served as President of the Fund since 1997. Mr. Ficalora has been President and Chief Executive Officer of New York Community Bancorp Inc. (previously Queens County Bancorp, Inc.) since its inception in July 1993, and has been President of Queens County Savings Bank, one of its operating divisions, since 1989. Mr. Ficalora also serves as a director of Institutional Investors Capital Appreciation Fund, Inc., which is an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management acts as investment adviser. As a result of Mr. Ficalora's positions with the Fund and with Institutional Investors Capital Appreciation Fund, Mr. Ficalora oversees two portfolios in the fund complex that includes the Fund. Mr. Ficalora also previously served as Chairman of the Board of the New York Savings Bank Life Insurance Fund, President of the Queens Library Foundation Board, Director of Queens Borough Library and Vice President and a member of the Board of the Queens Chamber of Commerce. He also serves on the Board of the following organizations: Queensborough Community College, Queens Museum, Flushing Cemetery and the Community Bankers Association of New York State.

*MICHAEL J. GAGLIARDI, age 61
     Retired
     Formerly Executive Vice President
     Richmond County Savings Bank
     36 Pacific Street
     Newark, NJ 07105

Mr. Gagliardi first became a director in 1991 and has served as First Vice President of the Fund since 1997. After serving as the Executive Vice President of Richmond County Savings Bank since March 1999, Mr. Gagliardi retired from active employment in August 2001. From 1993 through March 1999 he served as President, Chief Executive Officer and a director of Ironbound Bank located in Newark, NJ, and its holding company, Ironbound Bankcorp, NJ, which were acquired by Richmond County Financial Corp. From January 1992 through February 1993 he served as Chairman, President and Chief Executive Officer of Green Point Savings Bank. From 1989 through 1992, Mr. Gagliardi served as President and Chief Executive Officer, and from 1987 through 1989 he served as Executive Vice President and Chief Financial Officer of Green Point Savings Bank. He also serves as a director of the National Center for the Study of Wilson's Disease.

     It is not contemplated that any nominee will be unable to serve. If prior to the Annual Meeting a nominee should become unable to serve, the shares will be voted by the proxyholders for such other person as the Board of Directors may recommend.

---------------

 * This director is an "interested person" of the Fund as defined in the Investment Company Act of 1940 because he is an officer of the Fund.

CONTINUING DIRECTORS

Interested Director

     The following director is an "interested person" of the Fund as defined in the Investment Company Act of 1940, as amended.

-RODGER D. SHAY, age 65                                        Term Expires 2003
     Chairman and Director
     Shay Assets Management, Inc.
     1000 Brickell Avenue, 7th Floor
     Miami, FL 33131

Mr. Shay first became a director in 2001. Mr. Shay has been Chairman and the sole director of the Fund's investment adviser, Shay Assets Management, Inc., since November 1997 and previously served as its President and as a director from 1990 to 1997. Mr. Shay also has served as Chairman and the sole director of the Fund's distributor, Shay Financial Services, Inc., since November 1997 and previously served as its President and as a director from 1990 to 1997. Mr. Shay held similar positions with Shay Assets Management Co. and Shay Financial Services Co., which served as the Fund's investment adviser and distributor, respectively, from 1995 through December 1997. He serves or has previously served in the following capacities: Chairman and a Director, Asset Management Fund, a registered investment company; Vice President and Assistant Secretary of Institutional Investors Capital Appreciation Fund, Inc., a registered investment company; Chairman, Horizon Bank, FSB; Director, First Home Savings Bank, S.L.A. from 1990 to 1998. He previously was employed by certain subsidiaries of Merrill Lynch & Co. from 1955 to 1981, where he served in various executive positions including Chairman of the Board of Merrill Lynch Government Securities, Inc., Chairman of the Board of Merrill Lynch Money Market Securities, Inc. and Managing Director of the Debt Trading Division of Merrill Lynch, Pierce, Fenner & Smith Inc. As a result of Mr. Shay's positions as a director of the Fund and Asset Management Fund, Mr. Shay oversees seven portfolios in the fund complex that includes the Fund.

Non-Interested Directors

     The following directors are not "interested persons" of the Fund as defined in the Investment Company Act of 1940, as amended.

TIMOTHY A. DEMPSEY, age 68                                     Term Expires 2003
     Retired
     Formerly Chairman and Chief Executive Officer
     Warwick Community Bancorp, Inc.
     36 Waterbury Road
     Warwick, NY 10990

Mr. Dempsey first became a director in 1997. Prior to his retirement in July 2001, Mr. Dempsey served as Chairman of the Board and Chief Executive Officer of Warwick Community Bancorp, Inc. and from 1985 through 2001 as Chairman of the Board of its principal subsidiary, The Warwick Savings Bank. Since January 1999, Mr. Dempsey has served as Chairman of the Board of the Towne Center Bank in Lodi, New Jersey. Mr. Dempsey also served as a director of Institutional Investors Capital Appreciation Fund, Inc., an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management, Inc. acts as investment adviser, until his resignation in November 2001. As a result of Mr. Dempsey's positions with the Fund and with Institutional Investors Capital Appreciation Fund, Mr. Dempsey oversees two portfolios in the fund complex that includes the Fund. Mr. Dempsey also serves as a Trustee of Mount Saint Mary's College.

---------------

 - Mr. Shay is an "interested person" of the Fund as defined in the Investment Company Act of 1940 because of his positions with the Fund's Investment Adviser and its affiliates and his position as an officer of the Fund. See also "Certain Other Affiliations and Business Relationships."

DAVID FREER, JR., age 62                                       Term Expires 2004
     Executive Vice President and Director
     Atlantic States Mortgage Corporation
     P.O. Box 732
     Highland, NY 12525

Mr. Freer first became a director in 1983. He served as President of the Fund from 1990 to 1997 and as Vice President of the Fund from 1985 to 1990. Since January 1, 1990, Mr. Freer has served as President, Treasurer and a director of Budget Payment Corporation, which engaged in the business of financing insurance premiums until June, 1997 and currently holds and collects outstanding loans originated in the business. Mr. Freer has served as the Executive Vice President and Director of Atlantic States Mortgage Corporation since 2000.

DAVID F. HOLLAND, age 60                                       Term Expires 2003
     Chairman and Chief Executive Officer
     BostonFed Bancorp Inc.
     17 New England Executive Park
     Burlington, MA 01803

Mr. Holland first became a director in 1997. Mr. Holland has been Chief Executive Officer of Boston Federal Savings Bank since 1986 and Chairman of the Board of Boston Federal Savings Bank since 1989, and has been Chairman and Chief Executive Officer of its holding company, BostonFed Bancorp Inc. since its inception in 1995. Mr. Holland also serves as a director of Asset Management Fund, an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management, Inc. acts as investment adviser, and formerly served as Chairman of America's Community Banking Partners, Inc., and as a director of ACB Investment Services, Inc., which, until December 7, 1997, owned through a subsidiary a 50% interest in Shay Assets Management Co. and Shay Financial Services Co. which served as the Fund's investment adviser and distributor from May 1995 to December 7, 1997. As a result of Mr. Holland's positions with the Fund and with Asset Management Fund, Mr. Holland oversees seven portfolios in the fund complex that includes the Fund. Mr. Holland also is a director of the Federal Home Loan Bank of Boston and is a trustee of New England College of Finance. He was a member of the Thrift Industry Advisory Council from 1995 to 1997 and served as its President in 1997.

JOSEPH L. MANCINO, age 64                                      Term Expires 2004
     Chairman of the Board and Chief Executive Officer
     The Roslyn Savings Bank
     Jericho Plaza, P.O. Box 9005
     Jericho, NY 11753

Mr. Mancino first became a director in 2001. Mr. Mancino has served as President and Chief Executive Officer of The Roslyn Savings Bank since July 1992 and since January 1996 has also served as Chairman of the Board. He also serves as Vice Chairman, President & CEO of Roslyn Bancorp, Inc., the holding company for the Bank. Mr. Mancino also serves as a director and as Executive Vice President of Institutional Investors Capital Appreciation Fund, Inc., an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management, Inc. acts as investment advisor. As a result of Mr. Mancino's positions with the Fund and with Institutional Investors Capital Appreciation Fund, Mr. Mancino oversees two portfolios in the fund complex that includes the Fund. In addition, Mr. Mancino is a member of the Board of Directors of SBLI Mutual Life Insurance Company, Helen Keller Services for the Blind, Theodore Roosevelt Council -- Boy Scouts of America, Interfaith Nutrition Network, National Center for Disability Services and Long Island University. He also serves as a trustee of RSI Retirement Trust, an investment company registered under the Investment Company Act of 1940.

WILLIAM A. MCKENNA, JR., age 65                                Term Expires 2004
     Chairman and Chief Executive Officer
     Ridgewood Savings Bank
     71-02 Forest Avenue
     Ridgewood, NY 11385

Mr. McKenna first became a director in 1988. Mr. McKenna as been the Chairman and Chief Executive Officer of Ridgewood Savings Bank since January 1992. From January 1985 to January 1992, Mr. McKenna served as President and Chief Operating Officer of Ridgewood Savings Bank. Mr. McKenna also serves as a director of Institutional Investors Capital Appreciation Fund, Inc., an investment company registered under the Investment Company Act of 1940 for which Shay Assets Management, Inc. acts as investment adviser. As a result of Mr. McKenna's positions with the Fund and with Institutional Investors Capital Appreciation Fund, Mr. McKenna oversees two portfolios in the fund complex that includes the Fund. Since May 1998, Mr. McKenna has served as a director of Retirement System Group Inc., which provides through subsidiaries financial and employee benefit plan consulting and investment advisory services, and as a trustee of RSI Retirement Trust, an investment company registered under the Investment Company Act of 1940. In addition, Mr. McKenna serves on the board of a number of educational and civic organizations, including St. Joseph's College in Brooklyn, New York, St. Vincent's Services, Boys Hope/Girls Hope and the Calvary Fund.

BOARD MEETINGS AND COMMITTEES

     The Fund has an Executive Committee, composed of Messrs. Joseph R. Ficalora* (Chairman), David Freer, Jr., Michael J. Gagliardi* and Rodger D. Shay-. Subject to limitations provided by law or the Fund's by-laws, the Executive Committee is authorized to exercise the power and authority of the Board of Directors as may be necessary during the intervals between meetings of the Board of Directors. The Executive Committee did not meet during 2001.

     The Fund has a standing Nominating Committee, composed of Messrs. William
A. McKenna, Jr. (Chairman), David F. Holland, and Timothy A. Dempsey whose function is to recommend nominees for election as directors and officers of the Fund. The Committee holds informal discussions as necessary concerning its activities and met twice during 2001. The Nominating Committee will consider nominees proposed by stockholders. Stockholders who desire to propose a nominee should write to the Secretary of the Fund and furnish adequate biographical data, including information concerning the qualifications of the proposed nominee, prior to the date specified in this Proxy Statement under the caption "Stockholder Proposals for the 2003 Annual Meeting".

     The Fund has a standing Audit Committee composed of Messrs. Timothy A. Dempsey (Chairman), David F. Holland and Harry P. Doherty+. The Audit Committee makes recommendations to the full Board of Directors with respect to engagement of independent auditors. The Audit Committee also reviews with the Fund's independent auditors the scope and results of the annual audit and matters having a material effect upon the Fund's financial statements. The Audit Committee met twice during 2001.

     The Audit Committee and the Board of Directors have adopted a written charter setting forth the duties and responsibilities of the Audit Committee, and such charter was adopted by the Board of Directors of the Fund on April 18, 2001. A copy of the charter is included in this Proxy Statement as Exhibit A.

---------------

     * This director is an "interested person" of the Fund as defined in the Investment Company Act of 1940 because he is an officer of the Fund.

     - Mr. Shay is an "interested person" of the Fund as defined in the Investment Company Act of 1940 because of his positions with the Fund's Investment Adviser and its affiliates and his position as an officer of the Fund. See also "Certain Other Affiliations and Business Relationships."

     + America's Community Bankers, of which Mr. Doherty is a director, receives certain royalty and other payments from affiliates of the Fund's Investment Adviser. See "Certain Other Affiliations and Business Relationships."

     The Fund does not have a compensation committee.

     During 2001, the Board of Directors met four times. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and meetings of the Board committees on which they served.

                         EXECUTIVE OFFICERS OF THE FUND

     The executive officers of the Fund are appointed to serve for terms of one year and until their respective successors are chosen and qualified. The executive officers of the Fund are:

                                                                                                 OFFICER
NAME                                  OFFICE                                              AGE     SINCE
----                                  ------                                              ---    -------
Joseph R. Ficalora................    President                                           55      1996
Michael J. Gagliardi..............    First Vice President                                61      1997
Rodger D. Shay....................    Vice President and Assistant Secretary              65      1995
Edward E. Sammons, Jr. ...........    Vice President and Secretary                        62      1995
John J. McCabe....................    Vice President                                      58      1995
Mark F. Trautman..................    Vice President                                      36      1995
Nina Jackson......................    Treasurer                                           41      2001
Alaina V. Metz....................    Assistant Secretary                                 35      1999

     The principal occupations during the last five years and other business experience for each executive officer of the Fund (other than persons who also serve, or have been nominated to serve, as directors) are set forth below.

EDWARD E. SAMMONS, JR.
     President
     Shay Assets Management, Inc.
     230 West Monroe Street,
     Suite 2810
     Chicago, IL 60606

Mr. Sammons has been President of the Fund's investment adviser, Shay Assets Management, Inc., since November 1997 and previously served as its Executive Vice President from 1990 to 1997. Mr. Sammons also has served as Executive Vice President of the Fund's distributor, Shay Financial Services, Inc., since 1990. He also held the position of Executive Vice President with Shay Assets Management Co. and Shay Financial Services Co. from 1990 through December 1997. These companies served as the Fund's investment adviser and distributor, respectively, from 1995 through December 1997. Mr. Sammons has served as Executive Vice President of Shay Investment Services, Inc., since September 1990. He serves or has previously served in the following capacities: President and Treasurer of Asset Management Fund, a registered investment company; Vice President and Secretary of Institutional Investors Capital Appreciation Fund, Inc.; Vice President, from 1987 to 1990, Advance America Funds, Inc.; and Senior Vice President and Manager of Fixed Income Securities, Republic National Bank in Dallas from 1962 to 1983.

JOHN J. MCCABE
     Senior Vice President
     Shay Assets Management, Inc.
     200 Park Ave, 45th Floor
     New York, NY 10166

Mr. McCabe has been a Senior Vice President of Shay Assets Management, Inc., since December 1997 and held the comparable position with Shay Assets Management Co. from June 1995 through December 1997. From August 1991 through May 1995, he was Senior Vice President and Chief Investment Officer of Nationar. He also serves as a Vice President of Institutional Investors Capital Appreciation Fund, Inc. He previously served as Managing Director and Portfolio Manager at Sterling Manhattan Corporation, an investment banking firm, for approximately three years and in various positions at Bankers Trust Company, including Director of Investment Research and Managing Director of the Investment Management Group. Mr. McCabe is a director and the Immediate Past President of the New York Society of Security Analysts, a past director of the Financial Analysts Federation and a member and founding Governor of The Association for Investment Management and Research.

MARK F. TRAUTMAN
     Vice President
     Shay Assets Management, Inc.
     200 Park Ave, 45th Floor
     New York, NY 10166

Mr. Trautman has been a Vice President of Shay Assets Management, Inc., since December 1997 and held the comparable position with Shay Assets Management Co. from June 1995 through December 1997. He has been Portfolio Manager of the Fund since March 1993. From March 1993 through May 1995, he served as Director of Mutual Funds Investment of Nationar. He also serves as a Vice President and Portfolio Manager for Institutional Investors Capital Appreciation Fund, Inc. From January 1992 through March 1993 he served as Senior Equity Analyst for the two funds. From December 1988 through December 1991, Mr. Trautman was a Senior Associate with Sterling Manhattan Corporation. From June 1987 through November 1988, Mr. Trautman held the position of Treasury Analyst at Thomson McKinnon Securities, Inc., a securities brokerage firm. He is also a member of The New York Society of Security Analysts and The Association for Investment Management and Research.

NINA JACKSON
     Vice President
     BISYS Fund Services, Inc.
     3435 Stelzer Road, Suite 1000
     Columbus, OH 43219

Ms. Jackson has been a Vice President in the Financial Services Department at BISYS Fund Services, Inc. since 2000. Prior to joining BISYS, Ms. Jackson served as the Staff Director of Accounting for McDonald's Corporation from 1995 to 2000. Ms. Jackson also serves as a treasurer of other mutual funds registered under the Investment Company Act of 1940 that are clients of BISYS.

ALAINA V. METZ
     Chief Administrative Officer
     BISYS Fund Services, Inc.
     3435 Stelzer Road, Suite 1000
     Columbus, OH 43219

Ms. Metz has been the Chief Administrative Officer of the Blue Sky Compliance Department at BISYS Fund Services, Inc. since 1995. From 1989 to 1995, Ms. Metz served as Supervisor for Alliance Capital Management, L.P.

                     COMPENSATION OF OFFICERS AND DIRECTORS

     The directors of the Fund receive compensation for their services as directors of the Fund consisting of a $6,000 annual retainer per director, payable in four quarterly installments, and a per-meeting fee of $1,000 for each meeting of the Board of Directors attended in person. The Board of Directors holds its regular meetings quarterly. Directors also are reimbursed their reasonable expenses incurred in attending meetings or otherwise incurred in connection with their attention to the affairs of the Fund. In recognition of the additional responsibilities and duties performed by the President of the Fund, the President receives an additional annual retainer of $2,000, payable in four quarterly installments, which is in addition to compensation the President receives as a director. The other officers of the Fund do not receive any compensation from the Fund other than the compensation they may receive as directors of the Fund. Directors serving on a committee of the Board of Directors receive additional compensation of $250 for each committee meeting attended in person if the meeting is held on a date on which a meeting of the Board of Directors is not held. No fee is payable for telephonic meetings of the Board of Directors or any committee. Rodger D. Shay, who is the Chairman, the sole director and the controlling shareholder of the Fund's investment adviser and distributor, receives no compensation for his service as a director or officer of the Fund.

     The total compensation received by directors and officers of the Fund for service during 2001 was $80,000. The total amount of expenses incurred during 2001 for which the directors were reimbursed was $5,122.

     The following table sets forth the aggregate compensation received by each director (or nominee) of the Fund from the Fund and any other investment company having the same investment adviser for services as a director or officer during 2001. Such compensation does not include reimbursements to the directors for their expenses incurred in connection with their activities as directors.

                               COMPENSATION TABLE

                                                               TOTAL
                                          AGGREGATE        COMPENSATION
                                         COMPENSATION    FROM THE FUND AND
                                           FROM THE        FUND COMPLEX
NAME OF DIRECTOR                             FUND            (3 FUNDS)
----------------                         ------------    -----------------
Malcolm J. Delaney+..................      $ 2,500            $ 2,500
Timothy A. Dempsey...................      $10,000            $24,000*
Harry P. Doherty.....................      $10,000            $26,000*
Joseph R. Ficalora...................      $12,000            $26,000*
David Freer, Jr. ....................      $10,000            $10,000
Michael J. Gagliardi.................      $10,000            $10,000
David F. Holland.....................      $10,000            $27,000**
Joseph L. Mancino++..................      $ 6,500            $19,500*
William A. McKenna, Jr. .............      $ 9,000            $23,000*
Rodger D. Shay.......................      $     0            $     0

---------------

* Includes compensation of $14,000, $14,000, $13,000 and $14,000 received by Messrs. Dempsey, Ficalora, Mancino and McKenna as directors and $16,000 received by Mr. Doherty as a director and officer of Institutional Investors Capital Appreciation Fund, Inc., a registered investment company with the same investment adviser as the Fund.

** Includes compensation of $17,000 received by Mr. Holland as a director of Asset Management Fund, a registered investment company with the same investment adviser as the Fund.

+  Retired as a director, effective April 19, 2001.

++ Became a director of the Fund in April, 2001.

                       DIRECTORS' INVESTMENT IN THE FUND

     The following table sets forth the dollar range of shares of the Fund held by each director or nominee as of December 31, 2001.

                                                         AGGREGATE DOLLAR RANGE OF
                                                          EQUITY SECURITIES IN ALL
                                                         FUNDS OVERSEEN BY DIRECTOR
                               DOLLAR RANGE OF EQUITY     OR NOMINEE IN FAMILY OF
NAME OF DIRECTOR OR NOMINEE    SECURITIES IN THE FUND       INVESTMENT COMPANIES
---------------------------    ----------------------    --------------------------
Timothy A. Dempsey.......        $10,001 -- $50,000          $10,001 -- $50,000
Harry P. Doherty.........          Over $100,000               Over $100,000
Joseph R. Ficalora.......          Over $100,000               Over $100,000
David Freer, Jr. ........          Over $100,000               Over $100,000
Michael J. Gagliardi.....          Over $100,000               Over $100,000
David F. Holland.........        $10,001 -- $50,000          $10,001 -- $50,000
Joseph L. Mancino........        $10,001 -- $50,000          $10,001 -- $50,000
William A. McKenna, Jr. ..         Over $100,000               Over $100,000
Rodger D. Shay...........          Over $100,000               Over $100,000

             CERTAIN OTHER AFFILIATIONS AND BUSINESS RELATIONSHIPS

     Certain officers and directors of the Fund are also officers, employees, directors or stockholders of Shay Assets Management, Inc. ("SAMI") and Shay Financial Services, Inc. ("SFSI"). Messrs. Rodger D. Shay, Edward E. Sammons, Jr., John J. McCabe and Mark F. Trautman, who are officers of the Fund, are officers and employees of SAMI. Mr. Shay is the sole director of SAMI, SFSI and Shay Investment Services, Inc. ("SISI"), which is the sole stockholder of SAMI and SFSI. Mr. Shay also is the majority stockholder of SISI.

     Harry P. Doherty, who is a director of the Fund, also is a director of America's Community Bankers (the "Association"), which, prior to December 1997, owned a 50% interest in the Fund's investment adviser. The Association and its affiliates receive certain royalty and other payments from SISI and its affiliates.

     The Fund paid its investment adviser $435,400 for its services as investment adviser during 2001.

              PROPOSAL 2 -- APPROVAL OF AN AMENDMENT TO THE FUND'S
                        FUNDAMENTAL INVESTMENT POLICIES

     Subject to the approval of the stockholders of the Fund, the Board of Directors has approved an amendment to the Fund's fundamental investment policy concerning investments in other investment companies set forth in paragraph 9 of
Article X of the Fund's by-laws. A fundamental investment policy is one that can be amended only with the approval of the stockholders of the Fund.

     The Fund's fundamental investment policies currently prohibit the Fund from purchasing securities issued by any other investment company. The Board of Directors has approved an amendment to this investment policy to permit the Fund to invest in money market funds that maintain a stable net asset value per share pursuant to the rules of the Securities and Exchange Commission. The text of paragraph 9 of Article X of the by-laws, as proposed to be amended, is set forth below:

     9. The Corporation shall not purchase securities issued by any other investment company or investment trust registered under the Investment Company Act of 1940, EXCEPT THAT THE CORPORATION MAY INVEST IN INVESTMENT COMPANIES THAT OPERATE AS MONEY MARKET FUNDS MAINTAINING A STABLE NET ASSET VALUE PER SHARE PURSUANT TO THE RULES OF THE SECURITIES AND EXCHANGE COMMISSION. SUCH INVESTMENTS SHALL BE SUBJECT TO THE LIMITATIONS ON INVESTMENTS IN OTHER INVESTMENT COMPANIES SET FORTH IN THE INVESTMENT COMPANY ACT OF 1940 AND THE APPLICABLE RULES AND REGULATIONS THEREUNDER. [New text is underscored.]

REASONS FOR THE PROPOSED AMENDMENT

     The Fund invests primarily in equity securities. Assets not invested in equity securities generally are invested in short-term interest bearing securities. The amount of interest-bearing assets that the Fund holds varies from time to time depending on the amounts received from the sale of its shares to investors, the availability of attractive equity investment opportunities, cash requirements for payment of dividends and distributions, cash needs to satisfy share redemptions by stockholders of the Fund and similar factors.

     Currently, the Fund invests its uncommitted cash (i.e., cash that is not invested in equity securities) in commercial paper, which typically matures overnight. Because of the limited volumes of such investments by the Fund and the lot sizes of commercial paper customarily available in the market the Fund normally invests in commercial paper of only one or two issuers at a time. The Fund's investment adviser has advised the Fund that the Fund could achieve a comparable yield on the Fund's cash holdings with increased diversification and, accordingly, lower risk by investing in other investment companies that operate as money market funds with a stable net asset value per share.

     Under the rules of the Securities and Exchange Commission, a money market fund that seeks to maintain a stable net asset value per share (a "Stable NAV Money Market Fund") must invest under strict requirements concerning the nature, quality and maturity of the debt instruments that it may hold so that there is minimal risk of fluctuation in the net asset value per share of the Stable NAV Money Market Fund. In particular, Rule 2a-7 under the Investment Company Act provides, among other things, that a Stable NAV Money Market Fund: (i) may invest only in U.S. dollar denominated securities that present a minimal credit risk, (ii) must maintain a dollar-weighted average portfolio maturity that does not exceed 90 days and (iii) must maintain an appropriate level of diversification.

     The Fund's Board of Directors believes that investment in Stable NAV Money Market Funds will contribute to the Fund's goal of realizing competitive market rates of return on its uncommitted cash without increasing the level of risk to the Fund.

     The amount that the Fund may invest in Stable NAV Money Market Funds is limited by certain provisions of the Investment Company Act. Specifically,
Section 12 of the Investment Company Act limits the amount that can be invested in other investment companies as follows:

          1. Investments by the Fund in any particular Stable NAV Money Market Fund may not exceed 3% of the total outstanding voting stock of the Stable NAV Money Market Fund.

          2. Investments by the Fund in any particular Stable NAV Money Market Fund may not exceed 5% of the total value of the assets of the Fund.

          3. Investments by the Fund in all Stable NAV Money Market Funds (and all other investment companies) in the aggregate may not exceed 10% of the total value of the assets of the Fund.

     Any Stable NAV Money Market Fund in which the Fund may invest will incur certain expenses, which may include investment advisory fees, administration, custody, audit and legal fees, among others. The return on an investment in a Stable NAV Money Market Fund will be net of any such expenses incurred by the Stable NAV Money Market Fund, and, accordingly, the return on an investment in a Stable NAV Money Market Fund may be less than the return that could be achieved by investing in money market instruments directly.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
          THE AMENDMENT TO THE FUND'S FUNDAMENTAL INVESTMENT POLICIES.

        PROPOSAL 3 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     Subject to approval by the stockholders, the Board of Directors on January 17, 2002, selected the firm of Arthur Andersen LLP, 425 Walnut Street, Cincinnati, Ohio, to serve as the Fund's independent auditors for the fiscal year ending December 31, 2002.

     Representatives of Arthur Andersen LLP are not expected to be present at the Annual Meeting of Stockholders.

INDEPENDENT ACCOUNTANTS' FEES

     The following table sets forth the aggregate fees billed by the independent accountants for the Fund's most recent fiscal year for professional services rendered for: (i) the audit of the Fund's annual financial statements and the review of financial statements included in the Fund's reports to stockholders;
(ii) financial information systems design and implementation services provided to the Fund, its investment adviser and entities that control, are controlled by or under common control with the investment adviser and provide services to the Fund; and (iii) all other services provided to the Fund, its investment adviser and entities that control, are controlled by or under common control with the investment adviser and provide services to the Fund.

            FINANCIAL INFORMATION
             SYSTEMS DESIGN AND
AUDIT FEES   IMPLEMENTATION FEE     OTHER FEES*
----------  ---------------------   -----------
$24,300              $0               $2,600

---------------
* Comprises fees for preparation of tax returns of the Fund. The Fund's Audit Committee and its Board of Directors considered the provision of these services in evaluating the independence of Arthur Andersen LLP.

OTHER INFORMATION

     In considering the re-appointment of Arthur Andersen LLP as the Fund's independent auditors, the Fund's Audit Committee and the Board of Directors considered the current controversy concerning the conduct of Arthur Andersen in relation to Enron Corp. The Board of Directors have also taken note of the fact that none of the Arthur Andersen personnel who were involved with the Enron account are involved with the audit of the Fund. While the Audit Committee and the Board of Directors have concluded that the controversy surrounding Enron is unlikely to have any effect on the ability of Arthur Andersen LLP to conduct a satisfactory audit of the Fund's financial statements, the Board of Directors will continue to evaluate the effect of the Enron controversy on Arthur Andersen LLP, and will take such steps as the directors deem appropriate, which could include the replacement of Arthur Andersen LLP as the Fund's independent auditors, if it appears to the directors that the ability of Arthur Andersen LLP to perform a satisfactory audit will be jeopardized.

       THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR"
           RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS
                             INDEPENDENT AUDITORS.

                             ADDITIONAL INFORMATION

ADDRESS OF INVESTMENT ADVISER, DISTRIBUTOR AND ADMINISTRATOR

     The principal offices of the Fund's investment adviser, Shay Assets Management, Inc., and of its distributor, Shay Financial Services, Inc., are located at 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606. Shay Assets Management, Inc. also maintains an office located at 200 Park Avenue, 45th Floor, New York, New York. The principal office of the Fund's administrator, BISYS Fund Services Ohio, Inc., is located at 3435 Stelzer Road, Columbus, Ohio 43219.

ANNUAL REPORT DELIVERY

     THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, TO ANY STOCKHOLDER UPON REQUEST. CONTACT THE FUND C/O SHAY FINANCIAL SERVICES, INC. AT 230 WEST MONROE STREET, SUITE 2810, CHICAGO, ILLINOIS 60606 OR CALL 800-661-3938 TO REQUEST A COPY OF THE ANNUAL REPORT.

STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Any stockholder proposal intended to be presented at the 2003 Annual Meeting of the Fund must be received by the Secretary of the Fund at the offices of its investment adviser, at 230 West Monroe Street, Suite 2810, Chicago, Illinois 60606 on or before November 8, 2002, in order for such proposal to be considered for inclusion in the Fund's Proxy Statement and form of proxy relating to that meeting.

                                            By Order of the Board of Directors

                                            /s/ Edward E. Sammons, Jr.
                                            Edward E. Sammons, Jr.
                                            Secretary

                                                                       EXHIBIT A

                               M.S.B. FUND, INC.

                            AUDIT COMMITTEE CHARTER

                ADOPTED BY THE BOARD OF DIRECTORS APRIL 18, 2001

     This Charter sets forth the powers, duties and responsibilities of the Audit Committee.

I.  STATUS AND PURPOSE

     The Audit Committee is a committee of the Board of Directors of the Fund.

     The primary purpose of the Audit Committee is to:

          A. assist the Board of Directors in its oversight of the Fund's financial reporting process and system of internal controls regarding finance and accounting;

          B. assist the Board of Directors in its oversight of the quality and objectivity of the Fund's financial statements and the independent audit thereof, including the independence and performance of the Fund's independent auditors;

          C. assist the Board of Directors in selecting, evaluating and, where deemed appropriate, replacing the independent auditors; and

          D. facilitate communication between the independent auditors, the financial management personnel of the Fund and the Board of Directors.

     The subject matter covered by this Charter is not the exclusive jurisdiction of the Audit Committee and may be addressed by the Board of Directors as well in its discretion.

     The Audit Committee may have additional functions and responsibilities as deemed appropriate by the Board of Directors and the Audit Committee.

     The function of the Audit Committee is oversight. The Fund's Treasurer (chief financial officer), administrator and accounting agent have the primary responsibility for establishing and maintaining systems for accounting, reporting and internal controls. The Fund's Treasurer, administrator and accounting agent also are responsible for selecting appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Fund's independent auditors have the primary responsibility to plan and implement a proper audit, with proper consideration given to internal controls and the accounting and reporting practices of the Fund.

     The Board of Directors and the Audit Committee recognize that financial management of the Fund, the Fund's administrator and accounting agent and the Fund's independent accountants have more knowledge and more detailed information about the Fund than do the members of the Audit Committee. Accordingly, in assisting the Board of Directors with its oversight responsibilities, the Audit Committee is not providing any expert or special assurance as to the Fund's financial statements or any professional certification as to the work of the Fund's independent accountants or the Fund's financial management, administrator or accounting agent.

     The independent auditors of the Fund ultimately are accountable to the Board of Directors and the Audit Committee of the Fund. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors and nominate the independent auditors to be proposed for shareholder approval.

II.  COMPOSITION

     The Audit Committee shall have three or more members, each of whom shall be an independent director of the Fund and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his independent judgment as a member of the Audit Committee. For purposes of the Audit Committee, a director is independent if he is not an "interested person" of the Fund or the investment adviser, administrator or accounting agent of the Fund as that term is defined in the Investment Company Act of 1940.

     Unless a Chairman is designated by the Board of Directors, the members of the Audit Committee may designate a Chairman by majority vote.

III.   MEETINGS

     The Audit Committee shall meet at least two times annually, or more frequently in the discretion of the Committee. The Audit Committee may meet alone and outside the presence of management personnel (including personnel of the Fund's investment adviser, administrator and accounting agent and their affiliates) with the Fund's independent public accountants and auditors and with outside legal counsel.

IV.  POWERS, RESPONSIBILITIES AND DUTIES

  A. ANNUAL AUDIT AND ENGAGEMENT OF INDEPENDENT AUDITORS

     In connection with the annual audit of the Fund's financial statements and the engagement of the Fund's independent auditors, the Audit Committee shall:

     1. Recommend to the Board the selection of the independent auditors, considering independence, performance, effectiveness and fees, and review the form of engagement letter to be entered into with the independent auditors;

     2. Request, receive in writing and review the independent auditors' specific representations as to their independence, including identification of all significant relationships the auditors have with the Fund, the Fund's investment adviser, administrator, accounting agent and their respective affiliates or any other material service provider of the Fund, the Fund's financial management personnel and other relationships that may affect the objectivity and independence of the auditors;

     3. Confirm the receipt from the independent auditors of all communications required by current professional standards;

     4. Meet with the independent auditors and, as the Committee deems appropriate, the Fund's financial management personnel to review and discuss:

          (a) the arrangements for, and scope of, the annual audit, including the independent auditor's review of various reports of the service providers applicable to their internal controls;

          (b) the personnel, staffing, qualifications and experience of the auditors;

          (c) the results of the audit of the Fund's financial statements; and

          (d) the management letter, if any, prepared by the independent auditors and the response of the Fund's financial management personnel, including review of the status of any prior recommendations; and

     5. Meet at least annually with the independent auditors, separate and apart from the Fund's financial management personnel.

  B. OTHER DUTIES AND RESPONSIBILITIES

     The Audit Committee also shall:

     1. Review any material changes to the Fund's accounting policies as suggested by the independent auditors, the Fund's accounting services agent or the Fund's financial management personnel;

     2. Request the Fund's financial management personnel, the Fund's administrator and accounting agent and the Fund's independent accountants to review significant tax accounting policies elected by the Fund (including matters affecting qualification under Subchapter M of the Internal Revenue Code) and their affect on amounts distributed and reported to shareholders for Federal tax purposes and review any material accounting, tax, valuation or recordkeeping issues that may affect the Fund, its financial statements or the amount of its dividends or distributions (including matters affecting qualification under Subchapter M of the Internal Revenue Code);

     3. Review any significant disagreements between the Fund's financial management personnel, the Fund's administrator or accounting services agent and the independent auditors in connection with the preparation of the Fund's financial statements or its annual and semi-annual reports, including any difficulties encountered and any restrictions on the scope of the work or access to information;

     4. Review, annually, with the independent auditors and, if deemed appropriate by the Audit Committee, with the Fund's financial management personnel, the adequacy and effectiveness of the accounting and financial controls of the Fund, including the oversight process over the accounting services agent, custodian and transfer agent;

     5. Review legal and regulatory matters or reports that may have a material impact on the financial statements; and

     6. Report its significant activities to the Board and make such recommendations with respect to the foregoing matters as the Audit Committee may deem necessary or appropriate, which report may be made orally at a meeting of the Board or in writing.

  C. ANNUAL REVIEW OF THIS CHARTER

     The Audit Committee shall review this Charter, as necessary, and recommend any changes to the Board of Directors.

  D. OTHER POWERS

     The Audit Committee shall have the following additional powers:

     1. To carry out its responsibilities, the Audit Committee shall have direct access to the personnel responsible for the Fund's accounting and financial reporting and for the Fund's internal controls, as well as the independent auditors and the Fund's service providers.

     2. The Audit Committee may investigate any other matter brought to its attention within the apparent scope of its duties, with the power to retain outside counsel or other experts for this purpose at the expense of the Fund, if, in its judgment, that is appropriate.

     3. The Audit Committee may perform any other activities consistent with this Charter, the Fund's Certificate of Incorporation, By-Laws, and governing law, as the Board of Directors deems necessary or appropriate.

PROXY                        M.S.B. FUND, INC.                             PROXY

M.S.B. FUND, INC.
3435 STELZER RD., SUITE 1000
COLUMBUS, OH 43219-8488

                                                   M.S.B. FUND, INC.
                                       PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                                    APRIL 18, 2002

                                        The undersigned hereby appoints John J.
                                        McCabe and Mark F. Trautman as Proxies,
                                        each with the power to appoint his
                                        substitute, and hereby authorizes them
                                        to represent and to vote, as designated
                                        herein, all the shares of capital stock
                                        of M.S.B. Fund, Inc. held of record by
                                        the undersigned on February 21, 2002, at the Annual Meeting of Stockholders to be held on April 18, 2002, or any adjournment thereof.

                                        This proxy is solicited on behalf of the Board of Directors. The directors recommend voting "FOR" all nominees and proposals. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" all nominees in proposal 1 and "FOR" proposals 2 and 3. Please mark, sign, date and return the proxy card promptly using the enclosed envelope. To vote, mark blocks below in blue or black ink.
                                        Example: [X]

To vote your proxy

1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

M.S.B. FUND, INC.

1.       Election Of Directors (Proposal 1):        For Withhold For All         To withhold authority to vote, mark "For All
                                                    All       All      Except    Except" and write the nominee's number on the line
                                                                                 below.

         01) Harry P. Doherty                       [ ]       [ ]      [ ]       --------------------------------------------------
         02) Joseph R. Ficalora
         03) Michael J. Gagliardi

Vote On Proposals                                                                      FOR          AGAINST          ABSTAIN

2.       The approval of the proposed amendment to the fundamental investment          [ ]            [ ]              [ ]
         policies of the Fund to permit the Fund to invest in money market mutual funds (Proposal 2).


                                                                                       FOR          AGAINST          ABSTAIN

3.       The ratification of the selection of Arthur Andersen LLP as independent       [ ]            [ ]              [ ]
         auditors (Proposal 3).


                                                                                       GRANT        WITHHOLD         ABSTAIN
                                                                                     AUTHORITY     AUTHORITY

4.       In their discretion, the Proxies are authorized to vote upon such other        [ ]            [ ]              [ ]
         business as may properly come before the meeting or any adjournment thereof.


NOTE: Please sign exactly as your name appears to the left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.


Signature                Date           Authorized signature if held jointly